EXHIBIT 1.1

Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de constitution

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

Adherex Inc.	329283-5

Name of corporation-Dénomination de la société	Corporation number-Numéro de la societé

I hereby certify that the above-named Corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

“Signed”	September 3, 1996/ le 3 septembre 1996

Director - Directeur	Date of Incorporation - Date de constitution

CANADA BUSINESS CORPORATIONS ACT

FORM 1

ARTICLES OF INCORPORATION

(SECTION 6)

1.	NAME OF CORPORATION

Adherex Inc.

2.	THE PLACE WITHIN CANADA WHERE THE REGISTERED OFFICE IS TO BE SITUATED

Metropolitan Region of Montreal, Province of Quebec

3.	THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE

The annexed Schedule 1 is incorporated in this form.

4.	RESTRICTIONS IF ANY ON SHARE TRANSFERS

Any transfer of shares shall require the approval of the majority of the directors.

5.	NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS

Minimum 1 -Maximum 15

6.	RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON

None

7.	OTHER PROVISIONS IF ANY

The annexed Schedule 2 is incorporated in this form.

8.

Incorporators

Name(s)	Address	Signature
Lorne Beiles	100 Sherbrooke Street West, 27th Floor Montreal, Quebec Canada H3A 3G4	“signed”

FOR DEPARTMENTAL USE ONLY
CORPORATION NO.-	FILED -
329283-5		Sept 06, 1996

SCHEDULE 1

The Corporation is authorized to issue an unlimited number of each of the following classes of shares: Common shares, Class A shares, Class B shares, Class C shares, Class D shares, Class E shares and Class F shares. The rights, privileges, restrictions and conditions attached to each class o£ shares are as follows:

1.0	COMMON SHARES

1.1	The holders of the Common shares shall be entitled to receive notice of, attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Common share shall entitle its holder to one (1) vote.

1.2	Subject to the prior rights of the holders of the Class B, Class C, Class D, Class E and Class F shares, the holders of the Common and Class A shares shall be entitled to receive the remaining property of the Corporation upon dissolution.

2.0	CLASS A SHARES

2.1	The Class A shares rank pari passu in all respects with the Common shares, save and except that, subject to the provisions of the Canada Business Corporations Act, the holders of the Class A shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

3.0	CLASS B SHARES

3.1	The holders of the Class B shares shall be entitled to receive notice of, attend and vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each Class B share shall entitle its holder to one (1) vote.

3.2	Save and except for such dividends or distributions as are expressly contemplated in this Section 3.0, the holders of the Class B shares shall not be entitled to further participation in any earnings or profits of the Corporation or in the value of its assets.

3.3	The holders of the Class B shares shall be entitled to receive a maximum, annual, non-cumulative dividend of 8% of the amount of the consideration for which such shares were issued, payable at such times, in such manner and in such amount as the directors may determine in their discretion. The holders of the Class B shares shall not be entitled to any dividends other than or in excess of the above dividends.

3.4	The Corporation may redeem any Class B share issued by it at a price equal to the amount of the consideration for which such share was issued. At the time of payment of such redemption price, the Corporation shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

3.5	Upon dissolution of the Corporation, the holders of the Class B shares shall be entitled to receive an amount equal to the amount of the consideration for which such shares were issued, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of the Common and Class A shares.

4.O	CLASS C SHARES

4.1	Subject to the provisions of the Canada Business Corporations Act, the holders of the Class C shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

4.2	Save and except for such dividends or distributions as are expressly contemplated in this Section 4.0, the holders of the Class C shares shall not be entitled to further participation in any earnings or profits of the Corporation or in the value of its assets.

4.3	The holders of the Class C shares shall be entitled to receive an annual, non-cumulative dividend of 10% of the amount of the consideration for which such shares were issued, payable at such times and in such manner as the directors may determine in their discretion. The holders of the Class C shares shall not be entitled to any dividends other than or in excess of the above dividends.

4.4	The Corporation may redeem any Class C share issued by it at a price equal to the amount of the consideration for which such share was issued. At the time of payment of such redemption price, the Corporation shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

4.5	Upon dissolution of the Corporation, the holders of the Class C shares shall be entitled to receive an amount equal to the amount of the consideration for which such shares were issued, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of the Common, Class A and Class B shares.

5.0	CLASS D SHARES

5.1	Subject to the provisions of the Canada Business Corporations Act, the holders of the Class D shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

5.2	Save and except for such dividends or distributions as are expressly contemplated in this Section 5.0, the holders of the Class D shares shall not be entitled to further participation in any earnings or profits of the Corporation or in the value of its assets.

5.3	The holders of the Class D shares shall be entitled to receive a monthly, non-cumulative dividend of Fifty Cents (50¢) per share, payable at such times and in such manner as the directors may determine in their discretion. The holders of the Class D shares shall not be entitled to any dividends other than or in excess of the above dividends.

5.4	The Corporation may, and upon the demand of any holder thereof shall, redeem any Class D share issued by it at a price per share equal to One Hundred Dollars ($100). At the time of payment of such redemption price, the Corporation shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

5.5	Upon dissolution of the Corporation the holders of the Class D shares shall be entitled to receive an amount equal to One Hundred Dollars ($100) per share, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of the Common, Class A, Class B and Class C shares.

6.0	CLASS E SHARES

6.1	Subject to the provisions of the Canada Business Corporations Act, the holders of the Class E shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

6.2	Save and except for such dividends or distributions as are expressly contemplated in this Section 6.0, the holders of the Class E shares shall not be entitled to further participation in any earnings or profits of the Corporation or in the value of its assets.

6.3	The holders of the Class E shares shall be entitled to receive a maximum, annual, non-cumulative dividend of 9% of the amount of the consideration for which such shares were issued, payable at such times, in such manner and in such amount as the directors may determine in their discretion. The holders of the Class E shares shall not be entitled to any dividends other than or in excess of the above dividends.

6.4	The Corporation may, and upon the demand of any holder thereof shall, redeem any Class E share issued by it at a price equal to the amount of the consideration for which such share was issued. At the time of payment of such redemption price, the Corporation shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

6.5	Upon dissolution of the Corporation the holders of the Class E shares shall be entitled to receive an amount equal to the amount of the consideration for which such shares were issued, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of the Common, Class A, Class B, Class C and Class D shares.

7.0	CLASS F SHARES

7.1	Subject to the provisions of the Canada Business Corporations Act, the holders of Class F shares shall not, as such, have any right to receive notice of, attend or vote at meetings of shareholders.

7.2	Save and except for such dividends or distributions as are expressly contemplated in this Section 7.0, the holders of the Class F shares shall not be entitled to further participation in any earnings or profits of the Corporation or in the value of its assets.

7.3	The holders of the Class F shares shall be entitled to receive a monthly, non-cumulative dividend of 1% of the amount of the consideration for which such shares were issued, payable at such times and in such manner as the directors may determine in their discretion. The holders of the Class F shares shall not be entitled to any dividends other than or in excess of the above dividends.

7.4	The Corporation may, and upon the demand of any holder thereof shall, redeem any Class F share issued by it at a price per share equal to the amount of the consideration for which such share was issued. At the time of payment of such redemption price, the Corporation shall pay to the holder of said share the amount of any dividend declared thereon and unpaid.

7.5	Upon dissolution of the Corporation, the holders of the Class F shares shall be entitled to receive an amount equal to the amount of the consideration for which such shares were issued, together with any dividends declared thereon and unpaid, and no more, the whole in priority to the distribution of any property to the holders of any other class of shares.

8.0	DIVIDENDS

8.1	Subject to the provisions of the Canada Business Corporations Act and of this Schedule, the directors may declare dividends on both the Common and the Class A shares or on the Class B shares, the Class C shares, the Class D shares, the Class E shares or the Class F shares alone, at such times, in such manner and in such amounts as they may determine in their discretion.

8.2	Nothing contained herein shall oblige the directors to declare any dividend or, except as hereinabove provided in respect of the Common and Class A shares, to declare a dividend on one class of shares when a dividend is declared on another class of shares.

9.0	PURCHASE OR ACQUISITION OF SHARES BY THE CORPORATION

9.1	Subject to the provisions of the Canada Business Corporations Act and of this Schedule, the Corporation may, with the consent of the holder, purchase or otherwise acquire any share issued by it, at such times, in such manner and for such consideration as the directors of the Corporation may determine in their discretion, provided that the Corporation may not purchase or otherwise acquire any Class B, Class C, Class E or Class F share for an amount greater than the amount of the consideration for which such share was issued nor may the Corporation purchase or otherwise acquire any Class D share for an amount greater than the redemption price thereof.

SCHEDULE 2

1.0	A holder of a fractional share shall be entitled to vote that fraction of a share and to receive dividends in respect of such fractional share.

2.0	The Corporation shall have a lien on any share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

3.0	The number of shareholders of the Corporation shall be limited to fifty (50), exclusive of persons who are in the employment of the Corporation or any of its subsidiaries and of persons who, having been formerly in the employment of the Corporation or of any of its subsidiaries, were, while in that employment, shareholders of the Corporation, two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as a single shareholder.

4.0	Any invitation to the public to subscribe for any securities of the Corporation is prohibited.

5.0	Without in any way limiting the powers conferred upon the Corporation or its directors by any of the provisions of the Canada Business Corporations Act, but subject to the provisions thereof, the directors of the Corporation may, without authorization of the shareholders, cause the Corporation to,

5.1	hypothecate or otherwise create a security interest in any property, moveable or immoveable, present or future, which the Corporation may presently own or subsequently acquire, for the purpose of securing any bonds, debentures, or securities which it is by law entitled to issue or for the purpose of securing the performance of any obligation of the Corporation;

5.2	borrow money, without limitation or restriction, upon the credit of the Corporation;

5.3	issue, re-issue, sell or hypothecate debt obligations of the Corporation; or

5.4	guarantee the performance of any obligation of any person.